SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Report May 29, 1998
                (Date of earliest event reported) (May 28, 1998)


                         MCI COMMUNICATIONS CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                    0-6547            52-0886267
     --------------           ----------------       -------------
     (State or other             (Commission         (IRS Employer
     jurisdiction of             File Number)        Identification No.)
     incorporation)



             1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code (202) 872-1600.




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                                     PAGE 2



Item 5. Other Events.

         On July 15, 1998, MCI Communications Corporation ("MCI") announced that it had entered into a letter agreement (the "Letter Agreement") with Cable & Wireless plc ("Cable & Wireless") to sell its Internet service business (the "iMCI Business"). The Letter Agreement supersedes the letter of intent (the "Letter of Intent") between MCI and Cable & Wireless to sell MCI's Internet backbone service business which was announced on May 28, 1998. The purchase price for the iMCI Business is $1,750,000,000. The completion of the transaction is subject to certain conditions precedent, including the receipt of the approval of the Department of Justice, and satisfaction of the conditions precedent to the merger of MCI and WorldCom, Inc., which includes the receipt of approval of the Federal Communications Commission. The Letter Agreement will terminate if such governmental approvals are not received by December 31, 1998.

         The Press Release related to the Letter of Intent was previously filed with the Securities and Exchange Commission on May 29, 1998 pursuant to a Current Report on Form 8-K (the "Form 8-K"). The press release filed with this Amendment to the Form 8-K as Exhibit 99(a) supersedes the press release set forth in Exhibit 99(a) to the Form 8-K.


Item 7. Exhibits.


Exhibit No.                                 Description
-----------                         -----------------------


  99(a) Press Release issued by the Company and Cable & Wireless plc on July 15, 1998.


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                                     PAGE 3


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   MCI COMMUNICATIONS CORPORATION

                                    /s/ Edward G. Freitag
                                   ------------------------------
                                    Edward G. Freitag
                                    Assistant Secretary

Date: July 21, 1998











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                                  EXHIBIT INDEX



Exhibit No.                                 Description
-----------                         -----------------------


  99(a) Press Release issued by the Company and Cable & Wireless plc on July 15, 1998.